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                           XL CAPITAL PARTNERS I, L.P.



                              AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP






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                                   DATED AS OF
                                  MAY 31, 2001

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                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE 1 Certain Defined Terms...............................................1

         1.1. DEFINED TERMS...................................................1

ARTICLE 2 Formation, Name and Place of Business; Purpose and Limitation on
          Operations; Term; Conversion to Corporate Form......................8

         2.1. FORMATION.......................................................8

         2.2. NAME............................................................8

         2.3. PRINCIPAL OFFICE................................................8

         2.4. PURPOSE.........................................................8

         2.5. ORGANIZATIONAL CERTIFICATES AND OTHER FILINGS;
              LIMITATIONS ON CONDUCT OF BUSINESS..............................8

         2.6. TERM............................................................9

         2.7. REGISTERED OFFICE AND PRINCIPAL PLACE OF BUSINESS...............9

         2.8. FISCAL YEAR.....................................................10

         2.9. ALTERNATIVE INVESTMENT STRUCTURE................................10

ARTICLE 3 General Partner; Relationship with XL Capital.......................10

         3.1. GENERAL PARTNER; MANAGEMENT OF GENERAL PARTNER..................10

         3.2. NO COMPENSATION OF GENERAL PARTNER; EXPENSES....................11

         3.3. ADMINISTRATIVE SERVICES.........................................11

         3.4. SERVICES BY XL CAPITAL; CHARGES AND EXPENSES....................11

         3.5. RELATED PARTNERSHIPS............................................11

ARTICLE 4 Limited Partners....................................................11

         4.1. INITIAL LIMITED PARTNER.........................................11

         4.2. ADDITIONAL LIMITED PARTNERS.....................................12

         4.3. LIST OF LIMITED PARTNERS........................................12

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         4.4. NO MANAGEMENT BY LIMITED PARTNERS...............................12

         4.5. LIMITATION ON TRANSFER OF LIMITED PARTNERS' UNITS...............12

         4.6. LIABILITIES OF THE LIMITED PARTNERS;............................13

ARTICLE 5 Powers of General Partner; Prohibited Transactions and
          Restrictions; Duties of General Partner; Liabilities;
          Indemnification and Contribution....................................13

         5.1. POWERS..........................................................13

         5.2. RESTRICTIONS ON THE AUTHORITY OF THE GENERAL PARTNER............14

         5.3. DUTIES..........................................................14

         5.4. LIABILITY OF THE GENERAL PARTNER................................15

         5.5. EXCULPATION, INDEMNIFICATION AND CONTRIBUTION...................15

         5.6. GENERAL PARTNER LOANS...........................................15

ARTICLE 6 Capital Contributions and Accounts; No Further Contributions
          Required; Interest; Accounting and Valuation........................16

         6.1. CAPITAL CONTRIBUTIONS AND ACCOUNTS..............................16

         6.2. SUBSEQUENT CLOSINGS.............................................17

         6.3. FURTHER CAPITAL CONTRIBUTIONS...................................18

         6.4. DEFAULTING LIMITED PARTNER......................................18

         6.5. INTEREST........................................................19

         6.6. ACCOUNTING PERIODS AND TAXABLE YEARS............................19

ARTICLE 7 Allocations.........................................................19

         7.1. ALLOCATION OF PROFITS AND LOSSES; OTHER ALLOCATIONS.............19

         7.2. SPECIAL ALLOCATION PROVISIONS...................................20

         7.3. TAX ALLOCATIONS.................................................21

         7.4. ALLOCATION AMONG LIMITED PARTNERS; TRANSFERS....................21

         7.5. TAX ELECTIONS...................................................21

         7.6. OTHER ALLOCATION PROVISIONS.....................................21

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         7.7. TAX ADVANCES....................................................21

ARTICLE 8 Distributions; Withdrawal...........................................22

         8.1. GENERAL PARTNER DISCRETION......................................22

         8.2. DISTRIBUTIONS...................................................22

         8.3. NON-CASH DISTRIBUTIONS..........................................23

         8.4. WITHHOLDING.....................................................23

         8.5. WITHDRAWAL......................................................23

         8.6. REQUIRED WITHDRAWAL.............................................23

ARTICLE 9 Transferability of Interests; Vesting;  Termination of Employment...24

         9.1. RESTRICTIONS AND CONDITIONS ON TRANSFERS OF UNITS...............24

         9.2. ASSIGNEES.......................................................25

         9.3. SUBSTITUTED LIMITED PARTNERS....................................25

         9.4. TERMINATION OF EMPLOYMENT, DEATH OR DISABILITY OF
              LIMITED PARTNER.................................................26

         9.5. DISPOSITION OF GENERAL PARTNER'S INTEREST.......................28

ARTICLE 10 Term and Dissolution of the Partnership............................28

         10.1. EVENTS CAUSING DISSOLUTION.....................................28

         10.2. WINDING UP.....................................................28

         10.3. FINAL DISTRIBUTION.............................................29

ARTICLE 11 Books and Records; Accounting; Appraisal; Tax Matters
           and Elections......................................................30

         11.1. BOOKS AND RECORDS..............................................30

         11.2. ACCOUNTING BASIS; FISCAL YEAR..................................30

         11.3. BANK ACCOUNTS..................................................30

         11.4. APPRAISAL......................................................30

         11.5. REPORTS........................................................31

         11.6. TAX MATTERS AND ELECTIONS......................................31

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ARTICLE 12 Miscellaneous Provisions...........................................31

         12.1. POWER OF ATTORNEY..............................................31

         12.2. AMENDMENTS OF THIS AGREEMENT...................................32

         12.3. ARBITRATION....................................................34

         12.4. NOTICES........................................................34

         12.5. BINDING PROVISIONS.............................................34

         12.6. GOVERNING LAW..................................................34

         12.7. JURISDICTION; VENUE............................................34

         12.8. COUNTERPARTS...................................................35

         12.9. SEPARABILITY OF PROVISIONS.....................................35

         12.10. ENTIRE AGREEMENT..............................................35

         12.11. PARAGRAPH TITLES..............................................35

         12.12. WAIVER OF RIGHT OF PARTITION AND ACCOUNTING...................35

         12.13. EFFECTIVENESS.................................................35


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

                              AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP

                           XL CAPITAL PARTNERS I, L.P.

         This AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP, (this "Agreement") of XL CAPITAL PARTNERS I, L.P., an exempted limited partnership registered under the laws of the Cayman Islands (the "Partnership") is made this 31st day of May 2001, by and among XL Capital Partners Corporation, a Cayman Islands company, as general partner hereunder (the "General Partner"), the Initial Limited Partner (as described in Section 4.1 hereof) and the persons who have signed this Agreement and have been admitted as additional limited partners hereunder (the "Limited Partners") (the General Partner and the Limited Partners are collectively referred to as the "Partners").

                              W I T N E S S E T H :
                              -------------------

                  WHEREAS, the General Partner and the Initial Limited Partner have entered into an agreement of limited partnership dated March 15, 2001 and formed an exempted limited partnership under the laws of the Cayman Islands under the name of XL Capital Partners I, L.P.;

                  WHEREAS, the parties hereto desire to enter into this Amended and Restated Limited Partnership Agreement of the Partnership to permit the withdrawal of the Initial Limited Partner and the admission of the additional Limited Partners who have signed this Agreement and have been admitted as additional Limited Partners hereunder and further to make the modifications hereinafter set forth; and

                  NOW, THEREFORE, in consideration of the mutual promises and agreements herein made and intending to be legally bound hereby, the parties hereto agree to amend and restate the Limited Partnership Agreement of the Partnership in its entirety to read as follows:

                                   ARTICLE 1
                              CERTAIN DEFINED TERMS

     1.1. DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

Act The Exempted Limited Partnership Law (2001 Revision) of the Cayman Islands, as revised or amended from time to time

Additional Share                  As defined in Section 9.4(e)

Affiliate                         Any person or entity that controls, is
                                  controlled by, or is under common control
                                  with, any other person or entity
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                                                                               2

Agreement                         This Amended and Restated Agreement of Limited
                                  Partnership, as it may be amended, modified or supplemented from time to time

Alternative Investment Vehicle    As defined in Section 2.9

Board Board of Directors of the General Partner appointed from time to time by XL Capital as the sole shareholder of the General Partner

Capital Account                   As defined in Section 6.1(d)

Capital Contributions             Amounts contributed to the Partnership or any
                                  Alternative Investment Vehicle by the Partners

Carried Interest                  As defined in 7.1(a)(i)

Carrying Value                    With respect to any Partnership asset, the
                                  asset's adjusted basis for United States federal income tax purposes, except that the Carrying Values of all Partnership assets shall be adjusted to equal their respective fair market values (as determined by the General Partner), in accordance with the rules set forth in Treasury Regulations Section
                                  1.704-1(b)(2)(iv)(f), except as otherwise provided herein, immediately prior to: (a) the date of the distribution of more than a DE
                                  MINIMIS amount of Partnership property (other than a PRO RATA distribution) to a Partner; or
                                  (b) the date of the acquisition of any
                                  additional interests in the Partnership by any new or existing Partner in exchange for more than a DE MINIMUS capital contribution;
                                  PROVIDED that adjustments pursuant to clauses
                                  (a) and (b) above shall be made only if the General Partner determines in its sole discretion that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners. The
                                  Carrying Value of any Partnership asset
                                  distributed to any Partner shall be adjusted immediately prior to such distribution to equal its Fair Market Value. The Carrying
                                  Value of Partnership assets shall be adjusted by depreciation and amortization as computed for book purposes as provided in Treasury
                                  Regulation Section 1.704-1(b)(2)(iv)(g).

Cause                             (i)    The conviction of the Limited Partner
                                         of a felony involving moral turpitude
                                         or dishonesty, or

                                  (ii)   The Limited Partner, in carrying out
                                         his or her duties for the XL Group has
                                         been guilty of (a) gross negligence or
                                         (b) willful misconduct; provided,
                                         however, that any act or failure to act
                                         by the Limited Partner shall not
                                         constitute Cause if such act or failure
                                         to act was committed, or omitted, by
                                         the Limited Partner in good faith and
                                         in a manner he or she reasonably
                                         believed to be in the overall best
                                         interests of the XL Group. The
                                         determination of whether the Limited
                                         Partner acted in good faith and that

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                                                                               3

                                  he or she reasonably believed such action to be in the XL Group's overall best interest will be made in the reasonable judgment of the General Counsel of XL Capital or, if the General Counsel shall have an actual or potential conflict of interest, the Compensation Committee, or the Board of Directors of XL Capital, or

                                  (iii) The Limited Partner's continued willful refusal to obey any appropriate policy or requirement duly adopted by the Chief Executive Officer or board of directors of any member of the XL Group and the continuance of such refusal after the receipt of notice

Closing                           The date of the initial closing of the
                                  Partnership

Code United States Internal Revenue Code of 1986, as amended

Commitment Period                 The period from the Closing to the earlier of
                                  (i) the date of full investment in Investments and the fifth anniversary of the Closing;
                                  PROVIDED, that the General Partner may extend this period for up to one year in respect of transactions that have been identified by the General Partner prior to such date, PROVIDED, FURTHER that the General Partner may terminate the Commitment Period at any time in its sole discretion.

Defaulting Limited Partner        As defined in Section 6.4

Disability                        A disability which meets the criteria under
                                  the XL Group Long Term Disability Plan

Disabling Event                   The transfer or assignment of the General
                                  Partner's interest in the Partnership, or the withdrawal, death, insanity, retirement, bankruptcy, commencement of liquidation proceedings, resignation, insolvency, dissolution or winding up of the General
                                  Partner. For purposes of this definition, the term "bankruptcy" shall be deemed to include the following: (i) the General Partner (A) making an assignment for the benefit of creditors, (B) filing a voluntary petition in bankruptcy, (C) being adjudged as bankrupt or insolvent or having entered against it an order for relief in any bankruptcy or insolvency proceeding, (D) filing a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, (E) filing an answer or other pleading admitting or failing to contest the material allegations of a petition filed against him in any proceeding of this nature or (F) seeking, consenting or acquiescing in the appointment of a trustee, receiver or liquidator of the General Partner or of all or any substantial part of its properties or (ii) if, 120 days after the commencement of any proceeding against the General Partner seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, the proceeding has not been dismissed, or if within 90 days after the appointment without its consent or acquiescence of a trustee, receiver or liquidator of the General Partner or of all or any substantial part of its properties, the appointment is not vacated or stayed, or if within 90 days after the expiration of any such stay, the appointment is not vacated

Dissolution Sale                  All sales and liquidations by or on behalf of
                                  the Partnership of its assets in connection with or in contemplation of the winding-up of the Partnership

Event of Dissolution              As defined in Section 10.1

Final Distribution                The distribution described in Section 10.3

Fiscal Year                       As defined in Section 2.8

Fixed Return                      Cumulative (but not compound) preferred annual
                                  return on the General Partner's aggregate
                                  Capital Contribution equal to 10%

General Partner                   XL Capital Partners Corporation, a Cayman
                                  Islands company, as general partner of the Partnership

General Partner's Capital         As defined in Section 5.5
Contribution

Immediate Family Member           With respect to any natural person, such
                                  person's spouse, children, grandchildren, parents and siblings

Initial Limited Partner           Huntlaw Nominees Ltd, as the Initial Limited
                                  Partner of the Partnership

Initial Payment                   50% of the amount subscribed for

Investment Committee              As defined in Section 5.4.

Investment Company Act            The Investment Company Act of 1940, as
                                  amended, and the rules and regulations
                                  promulgated thereunder

Investment                        As defined in Section 2.4

Limited Partner Payment           The aggregate amount of the Capital
                                  Contribution of each Limited Partner which is to be paid upon execution and delivery of the Subscription Agreement

Limited Partners                  Persons who have been admitted as limited
                                  partners to the Partnership pursuant to their
                                  purchase of Units as set forth in the Register
                                  of the Partnership
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                                                                               5

Memorandum                        The Confidential Private Placement Memorandum
                                  dated March 2001, relating to the Partnership, as amended or supplemented from time to time

Nonrecourse Deductions            As defined in U.S. Treasury Regulations
                                  Section 1.704-2(b). The amount of Partnership
                                  Nonrecourse Deductions for a fiscal year equals the net increase, if any, in the amount of Partnership minimum gain during that fiscal year, determined according to the provisions of Treasury Regulations Section 1.704-2(c)

Partner Nonrecourse Debt          An amount with respect to each partner
Minimum Gain                      nonrecourse debt (as defined in Treasury
                                  Regulations Section 1.704-2(b)(4)) equal to the Partnership Minimum Gain that would result if such partner nonrecourse debt were treated as a nonrecourse liability (as defined in Treasury Regulations Section 1.752-1(a)(2)) determined in accordance with Treasury
                                  Regulations Section 1.704-2(i)(3)


Partner Nonrecourse Deductions    As defined in Treasury Regulations
                                  Section 1.704-2(i)(2)

Partners The General Partner and the Limited Partners, collectively

Partnership                       XL Capital Partners I, L.P., the exempted
                                  limited partnership formed in accordance with this Agreement and under the laws of the Cayman Islands

Partnership Minimum Gain          As defined in Treasury Regulations Section
                                  1.704-2(b)(2) and 1.704-2(d)

Person Any individual, partnership, corporation, limited liability company, unincorporated organization or association, trust (including the trustees thereof, in their capacity as such), government (or agency or political subdivision thereof) or other entity

Pro Rata Share                    As defined in Section 9.4(e)

Profits and Losses                For each fiscal year or other period, the
                                  taxable income or loss of the Partnership, or particular items thereof, determined in accordance with the accounting method used by the Partnership for United States federal income tax purposes with the following adjustments: (a) all items hereof of income, gain, loss or deduction allocated pursuant to
                                  Section 7.2 shall not be taken into account in computing such taxable income or loss; (b) any income of the Partnership that is exempt from federal income taxation and not otherwise taken into account in computing Profits and Losses shall be added to such taxable income or loss; (c) if the Carrying

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                                                                               6

                                  Value of any asset differs from its adjusted tax basis for federal income tax purposes, any gain or loss resulting from a disposition of such asset shall be determined with reference to such Carrying Value; (d) upon an adjustment to the Carrying Value of any asset pursuant to the definition of Carrying Value (other than an adjustment with respect to depreciation or amortization), the amount of the adjustment shall be included as gain or loss in computing such taxable income or loss; (e) except for items in (a) above, any expenditures of the Partnership not deductible in computing taxable income or loss, not properly capitalizable and not otherwise taken into account in computing Profits and Losses pursuant to this definition shall be treated as deductible items

Reference Rate                    The rate of interest per annum publicly
                                  announced from time to time by The Chase
                                  Manhattan Bank (or its successor) as its prime rate in effect at its principal office in New
                                  York City or, if no such rate is announced, the rate quoted from time to time by a New
                                  York money center bank selected by the General
                                  Partner.

Register The register of the contributions of the Partners maintained at the registered office of the Partnership in accordance with the Act.

Representative                    Any executor, administrator, trustee,
                                  committee, guardian, conservator or
                                  representative appointed by a court of
                                  competent jurisdiction to act on behalf of a Limited Partner or the estate of a Limited
                                  Partner

Tax Advances                      As defined in Section 7.7

Transfer                          As defined in Section 9.1(a)

Transfer Application              Written and dated notification of a Transfer
                                  of all or any portion of the Units of a
                                  Limited Partner referred to in Section 9.2

Transferring Limited Partner      As defined in Section 9.1(c)

Treasury Regulations              United States treasury regulations promulgated
                                  under the Code

Units Units of limited partnership interests in the Partnership representing the entire rights owned by a Limited Partner, including the right to a share of the Profits and Losses of the Partnership, as offered pursuant to the Memorandum

Unpaid Capital Commitment         As to any Partner as of any time, an amount
                                  equal to: (i) such Partner's capital
                                  commitment, minus (ii) the aggregate amount of such Partner's Capital Contributions (and capital contributions to any Alternative
                                  Investment Vehicle) (but not additional
                                  amounts thereon pursuant to Section 6.2) made at or prior to such time.

Unvested Interest                 The unvested portion of each Limited Partner's
                                  interest in the Partnership, determined in accordance with Section 9.4(a)

Vesting Schedule                  The schedule according to which a Limited
                                  Partner's interest in the Partnership
                                  generally will vest, as set forth in Section
                                  9.4(a)

XL Capital                        XL Capital Ltd, a Cayman Islands company

XL Group                          XL Capital and its subsidiaries and Affiliates

                                   ARTICLE 2

                     FORMATION, NAME AND PLACE OF BUSINESS;

                   PURPOSE AND LIMITATION ON OPERATIONS; TERM;

                          CONVERSION TO CORPORATE FORM

          2.1. FORMATION. The parties hereto continue a limited partnership formed on March 15, 2001 pursuant to the Act.

          2.2. NAME. The name of the Partnership shall be "XL Capital Partners I, L.P." The General Partner is authorized to make any variations in the Partnership's name which the General Partner may deem necessary or advisable, PROVIDED (a) that such name shall contain the words "Limited Partnership" or the letters "L.P." or the equivalent translation thereof and any other designation required by applicable law and (b) that the General Partner shall notify the Registrar of Limited Partnerships in the Cayman Islands of any such change of name in accordance with the Act. All Partnership business shall be conducted in such name of the Partnership.

          2.3. PRINCIPAL OFFICE. The Partnership shall maintain its principal office at, and its affairs shall be conducted from, Bermuda or such place or places as the General Partner may, with notice to the Limited Partners, decide.

          2.4. PURPOSE. The purpose of the Partnership is to (a) achieve long-term capital appreciation for its investors through a portfolio of investments, including without limitation, private equity, venture capital and hedge funds; equity and equity-related securities of all types; investments in debt securities, preferred shares and other financial instruments; and securities issued by companies providing financial guarantee, insurance and reinsurance contracts. These investments are referred to collectively as the "Investments;" and (b) to engage in any other business activities that may be lawful in or from within the Cayman Islands and to engage in any other business or activity that now or hereafter may be necessary, incidental, proper, advisable or convenient to accomplish the foregoing purposes (including, without limitation, obtaining financing) and that is not forbidden by the law of the jurisdiction in which the Partnership engages in that business.

          2.5. ORGANIZATIONAL CERTIFICATES AND OTHER FILINGS; LIMITATIONS ON CONDUCT OF BUSINESS. (a) The General Partner has executed and caused to be filed with the Registrar of Exempted Limited Partnerships in the Cayman Islands a registration statement pursuant to Section 9 of the Act containing information required by the Act. The General Partner may cause the Partnership to qualify as a foreign limited partnership (or a partnership in which the Limited Partner has limited liability) in any other jurisdiction.

          (b) If requested by the General Partner, the Limited Partners shall promptly execute all certificates and other documents consistent with the terms of this Agreement necessary for the General Partner to accomplish all filing, recording, publishing and other acts as may be appropriate to comply with all requirements for (i) the formation and operation of a limited partnership under the laws of the Cayman Islands, (ii) the operation of the Partnership as an


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                                                                               9

entity or partnership in which the Limited Partners have limited liability, in all jurisdictions where the Partnership proposes to operate and (iii) all other filings required to be made by the Partnership.

          (c) The General Partner shall use its best efforts to cause the Partnership to maintain the limited liability of the Limited Partners. The General Partner shall cause the Partnership to be qualified or registered under assumed or fictitious names or foreign limited partnership statutes or similar laws in any jurisdiction in which the Partnership owns property or transacts business to the extent such qualification or registration is necessary or, in the judgment of the General Partner, advisable in order to protect the limited liability of the Limited Partners or to permit the Partnership to lawfully own property or transact business, and shall cause the Partnership not to own property or transact business in any such jurisdiction until it is so qualified or registered. The General Partner shall execute, file and publish all such certificates, notices, statements or other instruments necessary to permit the Partnership lawfully to own property and conduct business as a limited partnership in all jurisdictions where the Partnership elects to own property or transact business and to maintain the limited liability of the Limited Partners.

          2.6. TERM. The Partnership shall continue until the close of business on December 31, 2027, or upon earlier termination by the General Partner. The Partnership is also subject to termination upon the occurrence of certain specific events as set forth in Section 10.1 hereof. Upon the dissolution of the Partnership, its liabilities are to be paid in the order provided herein. The General Partner shall cause Partnership assets to be sold in such manner as the General Partner, in its sole discretion, may determine. The General Partner may, to the extent permitted by applicable law, purchase from the Partnership any Partnership investments upon which there are significant restrictions or for which another purchaser willing to pay fair market value is not readily obtainable. The fair market value of any such investment shall be determined in good faith by the General Partner at the time of the transfer and shall be deemed fair and reasonable and not a violation of the General Partner's fiduciary duty to the Partnership, absent manifest error. Pending sale of Partnership assets, the General Partner shall have the right to continue to operate and otherwise to deal with Partnership assets. After the payment of the debts and liabilities of the Partnership and the setting up of reasonable reserves, the remaining proceeds of the liquidation shall be distributed to the Partners in proportion to their capital accounts in the Partnership.

          2.7. REGISTERED OFFICE AND PRINCIPAL PLACE OF BUSINESS. The address of the Partnership's registered office in the Cayman Islands shall be at the offices of Huntlaw Corporate Services Ltd., Huntlaw Building, P.O. Box 1350GT, 75 Fort Street, Grand Cayman, Cayman Islands, and the address of its principal place of business shall be c/o XL Capital Ltd, XL House, One Bermudiana Road, Hamilton HM 11, Bermuda. Such registered office and principal place of business may be changed by the General Partner; PROVIDED that the General Partner and its Affiliates shall notify the Limited Partners of such change within a reasonable period of time thereafter; and PROVIDED FURTHER that the registered office shall always be in the Cayman Islands. The Partnership may from time to time have such other place or places of business within or outside the Cayman Islands as may be determined by the General Partner.

          2.8. FISCAL YEAR. The fiscal year ("Fiscal Year") of the Partnership shall be the calendar year or, in the case of the first and last fiscal years of the Partnership, the fraction thereof commencing on the Closing or ending on the date on which the winding-up of the Partnership is completed, as the case may be. The taxable year of the Partnership shall be determined under Section 706 of the Code. The General Partner shall have the authority to change the ending date of the Fiscal Year if the General Partner shall determine that such change is necessary or appropriate; PROVIDED that the General Partner shall promptly give notice of any such change to the Limited Partners.

          2.9. ALTERNATIVE INVESTMENT STRUCTURE. (a) If the General Partner determines in good faith that for legal, tax, regulatory or other reasons it is in the best interests of some or all of the Partners that an Investment be made through an alternative investment structure, the General Partner shall be permitted to structure the making of all or any portion of such Investment outside of the Partnership, by requiring any Partner or Partners to make such Investment either directly (which shall not include a general partner interest or other similar interest) or indirectly through a partnership or other vehicle (other than the Partnership) that will invest on a parallel basis (and on effectively the same economic terms) with or in lieu of the Partnership, as the case may be (any such structure or vehicle, an "Alternative Investment Vehicle"). The Partners investing through such Alternative Investment Vehicle shall be required to make capital contributions to such Alternative Investment Vehicle to the same extent, for the same purposes and on the same terms and conditions as Partners are required to make Capital Contributions to the Partnership, and such capital contributions shall reduce the Unpaid Capital Commitments of the Limited Partners to the same extent as if Capital Contributions were made to the Partnership with respect thereto. Each Partner shall have the same economic interest in all material respects in Investments made pursuant to this Section 2.9 as such Partner would have if such Investment had been made solely by the Partnership, and the other terms of such Alternative Investment Vehicle shall be substantially identical in all material respects to those of the Partnership, to the maximum extent applicable; PROVIDED that such Alternative Investment Vehicle (or the entity in which such Alternative Investment Vehicle invests) shall provide for the limited liability of the Limited Partners as a matter of the organizational documents of such Alternative Investment Vehicle (or the entity in which such Alternative Investment Vehicle invests) and as a matter of local law; PROVIDED, FURTHER, that the General Partner or an Affiliate thereof will serve as the general partner or in some other similar fiduciary capacity with respect to such Alternative Investment Vehicle.

          (b) If the Partnership makes an Investment through an Alternative Investment Vehicle the General Partner may make a distribution to Limited Partners in order to permit them to fund the Alternative Investment Vehicle.

                                   ARTICLE 3

                  GENERAL PARTNER; RELATIONSHIP WITH XL CAPITAL

          3.1. GENERAL PARTNER; MANAGEMENT OF GENERAL PARTNER. XL Capital Partners Corporation shall be the sole general partner of the Partnership. The General Partner shall have complete control of the Partnership's business. Such control shall be exercised by XL Capital

Partners Corporation, in its capacity as general partner of the Partnership, by the appropriate officers of the General Partner or their designees or agents.

          3.2. NO COMPENSATION OF GENERAL PARTNER; EXPENSES. (a) No compensation shall be paid by the Partnership to the General Partner for its services as General Partner thereof, other than reimbursement for out-of-pocket expenses incurred in the course of conducting the business of the Partnership. The General Partner shall be reimbursed for (i) fees paid to others for Partnership accounting and communication services and (ii) certain other fees and expenses (including those paid to consultants, attorneys, accountants or other professionals) incurred by it on behalf of the Partnership, including, but not limited to, all fees and expenses of litigation and tax audits of the Partnership and for the outside valuation of securities or property obtained by the Partnership.

          (b) The costs and expenses incurred on behalf of the Partnership with respect to the organization of the Partnership, pre-offering activities and offering activities and the selling of Units including, but not limited to, travel, telephone, postage, legal and accounting expenses, shall be paid by the General Partner. Except as otherwise provided herein to the contrary, the Partnership shall bear all other expenses of its operations including fees and expenses of attorneys, accountants and experts, commitment and investment banking fees, and interest and all expenses related to investments or potential investments and to the acquisition, holding and sale or other disposition of investments.

          3.3. ADMINISTRATIVE SERVICES. The day-to-day operations of the Partnership may be managed by XL Capital pursuant to such administrative services arrangements as the General Partner may enter into.

          3.4. SERVICES BY XL CAPITAL; CHARGES AND EXPENSES. In connection with the investment activities of the Partnership, the XL Group may co-invest or have business relationships with, and may be entitled to receive certain fees, commissions or other benefits from, purchasers, sellers and portfolio companies (including other investment partnerships, funds or pooled investment vehicles) in connection with services rendered to these companies, including insurance and re-insurance services, strategic and financial services, and other lending, which fees may be higher or lower than competitive market rates.

          3.5. RELATED PARTNERSHIPS. The General Partner and any of its Affiliates in the future may serve as the general partner of other partnerships formed for the benefit of officers, employees, partners and directors of the XL Group, which partnerships may have the same or a similar purpose and may invest or propose to invest in the same types of investments as the Partnership.

                                   ARTICLE 4

                                LIMITED PARTNERS

          4.1. INITIAL LIMITED PARTNER. (a) The Initial Limited Partner has become such only for the purpose of organizing the Partnership and has contributed $10.00 to the Partnership as a

Capital Contribution. Upon the admission of one or more Limited Partners to the Partnership at the Closing, the Initial Limited Partner shall (i) receive a return of any capital contribution made by it in such capacity to the Partnership, (ii) withdraw as the Initial Limited Partner of the Partnership and
(iii) have no further right, interest or obligation of any kind whatsoever as a Partner in the Partnership.

          (b) Unless the context otherwise specifically requires, references in this Agreement to the Limited Partners, their capital and their rights and obligations shall not be references to the Initial Limited Partner.

          4.2. ADDITIONAL LIMITED PARTNERS. (a) The General Partner is authorized to admit Limited Partners to the Partnership pursuant to the terms of this Agreement and upon execution and delivery by each Limited Partner of a subscription agreement and such other documents as the General Partner deems necessary or advisable, each in form satisfactory to the General Partner, relating to the Units or any other limited partnership interests in the Partnership. The manner of the offering of the Units or such other limited partnership interests, the terms and conditions under which subscriptions for such Units or other limited partnership interests shall be accepted, and the manner of and conditions to the sale of Units or other limited partnership interests to subscribers therefor shall be as provided in this Agreement and the various subscription agreements between the Partnership and each Limited Partner, and subject to any provisions of any of them. A person shall be admitted as a Limited Partner upon acceptance of the subscription agreement by or on behalf of the Partnership and on the day his or her admission is reflected on the Register of the Partnership. Upon such admission the Limited Partner shall become a party to and be bound by the terms and conditions of this Agreement. The admission of additional Limited Partners hereunder shall not cause the dissolution of the Partnership.

          (b) The General Partner shall make such other adjustment to the interests of such new Limited Partners as are appropriate and required to properly reflect the interest of such new Limited Partner and interests of the Partners existing prior to the admission of such new Limited Partner including such amendments as are necessary to reflect the economic arrangements of the Partners including allocations of Profits and Losses and the manner in which distributions are shared among the Partners.

          4.3. LIST OF LIMITED PARTNERS. The name, residence and business address of each Limited Partner and the amount of such Limited Partner's Capital Contribution shall be set forth in the Register of the Partnership.

          4.4. NO MANAGEMENT BY LIMITED PARTNERS. No Limited Partner as such shall take part in the management of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. Limited Partners shall not participate in any investment decisions made on behalf of the Partnership.

          4.5. LIMITATION ON TRANSFER OF LIMITED PARTNERS' UNITS. Except as set forth in Article 9 herein, no Limited Partner shall, directly or indirectly, Transfer any Units.

          4.6. LIABILITIES OF THE LIMITED PARTNERS; LIMITED LIABILITY. Except as provided by the Act or other applicable law and subject to any obligations expressly set forth herein, including, without limitation, the obligations to make Capital Contributions pursuant to Article 6 and to indemnify the Partnership and the General Partner as provided in Section 7.7, no Limited Partner shall have any personal liability whatsoever in its capacity as a Limited Partner to the Partnership, to any of the Partners, or to the creditors of the Partnership, for the debts, liabilities, contracts, or other obligations of the Partnership or for any losses of the Partnership. No Limited Partner, as such, shall have any fiduciary duty to any other Partner, the Partnership or any other party.

                                   ARTICLE 5

               POWERS OF GENERAL PARTNER; PROHIBITED TRANSACTIONS
 AND RESTRICTIONS; DUTIES OF GENERAL PARTNER; LIABILITIES; THE INVESTMENT
                  COMMITTEE; INDEMNIFICATION AND CONTRIBUTION

          5.1. POWERS. (a) In addition to and not in limitation of any rights and powers conferred by law or other provisions of this Agreement, and except as limited, restricted or prohibited by the express provisions of this Agreement, the General Partner shall have and may exercise on behalf of the Partnership all powers and rights necessary, proper, convenient or advisable to effectuate and carry out the purpose and business of the Partnership. These powers shall include, without limitation, the following powers:

          (i) to borrow money in the name of the Partnership for use in the Partnership business, and, if security is required therefor, to mortgage or subject to any other security device any portion of the assets of the Partnership, to obtain replacements of any mortgage or other security device, and to prepay, in whole or in part, refinance, increase, modify, consolidate or extend any mortgage or other security device;

          (ii) to enter into transactions and make investments with or through Affiliates of the General Partner and to participate in transactions sponsored or managed by Affiliates of the General Partner or in customers of such Affiliates;

          (iii) to purchase interests in customers of Affiliates of the General Partner, or in which Affiliates of the General Partner have an interest, including, but not limited to, limited partnership interests in limited partnerships in which such Affiliates serve as general partner;

          (iv) to make temporary investments of Partnership capital in all types of securities, including, without limitation, deposits with members of the XL Group, short-term government and agency securities, certificates of deposit, interest-bearing deposits in banks, securities issued by or on behalf of countries, states, municipalities and their instrumentalities, prime-grade commercial paper, repurchase agreements with respect to any of the foregoing, and prime-grade commercial paper issued by other investment companies;

          (v) to buy and sell securities and open brokerage and other accounts with entities including with Affiliates of the General Partner;

          (vi) to enter into contracts (including, without limitation, insurance policies and contracts, of any type and coverage) and make commitments on behalf of the Partnership and, in general, to do and perform everything which may be necessary, advisable, suitable or proper for the conduct of the Partnership's business and for the carrying out of the purposes and objects herein before enumerated, including the delegation to any person or persons of such functions and authority as the General Partner may determine; and

          (vii) to employ attorneys and accountants to represent and audit the books of the Partnership, which attorneys and accountants may also serve as counsel and auditors to the General Partner and any of its Affiliates.

          (b) Any person not a party to this Agreement dealing with the Partnership shall be entitled to rely conclusively upon the power and authority of any officer or director of the General Partner to bind the Partnership in all respects, and to execute agreements, instruments and other writings on behalf of and in the name of the Partnership.

          5.2. RESTRICTIONS ON THE AUTHORITY OF THE GENERAL PARTNER. Without the approval of a majority in interest of the Limited Partners, the General Partner shall not have the authority to alter the purpose of the Partnership.

          5.3. DUTIES. (a) Other than with respect to temporary investments, and after setting aside suitable reserves, the General Partner shall use its reasonable efforts to invest the Capital Contributions of the Partners and reinvest the revenues of the Partnership in accordance with the purposes of the Partnership, monitor the investments of the Partnership and manage the related affairs of the Partnership.

          (b) Except as otherwise expressly provided herein, the General Partner shall take all action that may be necessary or appropriate for the continuation of the Partnership's valid existence as a limited partnership under the laws of the Cayman Islands, and for the acquisition, holding and disposition, in accordance with the provisions of this Agreement and applicable laws and regulations, of the investments of the Partnership.

          (c) The General Partner shall prepare or cause to be prepared and shall file on or before the due date (or any extension thereof) any United States federal, state or local tax returns required to be filed by the Partnership. The General Partner shall cause the Partnership to pay, from Partnership funds, any taxes payable by the Partnership.

          (d) The General Partner shall be under a fiduciary duty and obligation to conduct the affairs of the Partnership in the best interests of the Partnership, including the safekeeping and use of all Partnership funds and assets (whether or not in the immediate possession or control of the General Partner) for the benefit of the Partnership. The General Partner shall at all times act with integrity and good faith and exercise due diligence in all activities relating to the conduct of the business of the Partnership and in resolving conflicts of interest.

          (e) The General Partner may delegate or assign any action that may be or is required to be taken by the General Partner to any third party, including without limitation, an Affiliate of the General Partner.

          5.4. INVESTMENT COMMITTEE. All investment decisions by the General Partner shall be subject to the approval of a committee consisting of three to four members (the "Investment Committee"), two of whom will be outside directors of an Affiliate of the XL Group.

          5.5. LIABILITY OF THE GENERAL PARTNER. Except as may be required by the Act, the General Partner shall not be required to contribute to the capital of the Partnership any funds in excess of 4.0 times the Limited Partners' aggregate Capital Contributions (the "General Partner's Capital Contribution"). Neither the General Partner nor any of its Affiliates shall have any personal liability for the return or repayment of the Capital Contributions of any Limited Partner.

          5.6. EXCULPATION, INDEMNIFICATION AND CONTRIBUTION. Neither the General Partner, any of its officers, directors, representatives or agents, nor any member of the Investment Committee, nor any partners or principals of the XL Group (including any directors, officers, employees, agents or Affiliates thereof) nor any person who controls the General Partner or the XL Group (a "control person") within the meaning of Section 15 of the Securities Act of 1933, as amended, shall be liable to the Partnership or the Limited Partners for any act or failure to act relating in any way to the Partnership, its assets, business or affairs so long as such act or failure to act does not (i) have a material adverse effect on the Partnership and (ii) constitute such person's willful misconduct, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the Partnership or such person's office. The General Partner and its officers, directors, agents, representatives, and members of the Investment Committee, and any partners or principals of the XL Group (including any directors, officers, employees, agents and Affiliates thereof) and control persons shall be indemnified by the Partnership to the fullest extent permitted by law for any and all losses, claims, damages and expenses arising out of or incurred in connection with any claim, action or demand against the General Partner, the Partnership or any such indemnified person relating to the Partnership, its assets, business or affairs (including, without limitation, attorneys' fees and expenses and any amounts paid in settlement or compromise of any such claim, action or demand); PROVIDED, HOWEVER, that the foregoing indemnification shall not apply if a court of competent jurisdiction makes a final decision that such claim, action or demand resulted directly from such indemnified person's willful misconduct, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the Partnership or such person's office.

          5.7. GENERAL PARTNER LOANS. Notwithstanding the provisions of Section 3.4, in the event that the Partnership at any time lacks sufficient funds to meet its financial obligations, the General Partner shall have the right to, but shall not be required to, lend money to the Partnership on terms, including interest rates, that are fair and reasonable to the Partnership (but in no event less than the rate required under United States tax law to avoid compensation income to the

Limited Partners) without any approval of the Limited Partners. The General Partner may execute written agreements governing any such loans on behalf of the Partnership.

                                    ARTICLE 6

                 CAPITAL CONTRIBUTIONS AND ACCOUNTS; NO FURTHER
           CONTRIBUTIONS REQUIRED; INTEREST; ACCOUNTING AND VALUATION

          6.1. CAPITAL CONTRIBUTIONS AND ACCOUNTS. (a) Subscriptions for Units shall be accepted or rejected by the General Partner as it determines in its sole discretion. Each Unit represents a capital commitment of $25,000. The minimum Capital Contribution of each Limited Partner is one Unit ($25,000), or such fractional Unit as permitted in the General Partner's sole discretion. Additional whole Units may be purchased up to a maximum Capital Contribution as determined on a case-by-case basis by the General Partner in its sole discretion. The Initial Payment is due and payable upon execution and delivery of the related subscription agreement unless the General Partner shall specify one or more other dates on which the Initial Payment shall be due. The General Partner may invest such Capital Contributions in temporary investments until needed to fund one or more Partnership investments. Any Capital Contributions made to the Partnership by a Limited Partner must be paid in cash. The obligation of a Limited Partner to pay its Initial Payment Amount in full shall be limited by the provisions of this Section 6.1 and Section 9.4. The General Partner may decide not to make or participate in any further investments at any time in its sole discretion.

          (b) The remaining portion of each Limited Partner's Commitment shall be due upon a call date to be determined in the sole discretion of the General Partner. The Fund shall provide each Limited Partner with a written notice at least 20 days prior to the date of draw down (each, a "Capital Draw"); provided that the General Partner may not call more than 25% of a Limited Partner's Commitment (in addition to the Initial Payment) prior to the date designated by XL Capital for the payment of annual bonuses in 2002. Any Capital Contributions made to the Fund by a Limited Partner must be paid in cash.

          (c) Pending the making of investments for which the Partnership requires capital, payments for the purchase price of each Limited Partner's Units may be invested in temporary investments as the General Partner determines. Amounts invested in temporary investments may not be subject to redemption by Limited Partners, although income earned from temporary investments may be distributed to the Limited Partners in the General Partner's sole discretion. The General Partner shall dispose of temporary investments from time to time as needed to fund specific Partnership investments or otherwise fund Partnership expenses. Amounts held at the end of the Investment Period that have not been used for Partnership purposes and which the Partnership has not allocated for future use shall be distributed to the Limited Partners in proportion to their allocable share of amounts originally contributed to the Partnership.

          (d) The General Partner shall contribute to the capital of the Partnership an amount equal to 4.0 the aggregate amount contributed by the Limited Partners. The General Partner shall make its Capital Contributions at the time the Partnership funds its investments or otherwise to fund

Partnership
expenses. The General Partner's Capital Contribution shall receive the benefit of a preferred return (the "Fixed Return"), at the rate of 10% per annum.

          (e) A separate capital account (the "Capital Account") shall be established and maintained for each Partner. The Capital Account of each Partner shall be credited with such Partner's Capital Contributions, all Profits allocated to such Partner pursuant to Section 7.1 and any items of income or gain which are specially allocated pursuant to Section 7.2; and shall be debited with all Losses allocated to such Partner pursuant to Section 7.1, any items of loss or deduction of the Partnership specially allocated to such Partner pursuant to Section 7.2, and all cash and the Carrying Value of any property (net of liabilities assumed by such Partner and the liabilities to which such property is subject) distributed by the Partnership to such Partner. To the extent not provided for in the preceding sentence, the Capital Accounts of the Partners shall be adjusted and maintained in accordance with the rules of Treasury Regulations Section 1.704-1(b)(2)(iv), as the same may be amended or revised; PROVIDED that such adjustment and maintenance does not have a material adverse effect on the economic interests of the Partners. Any references in any section of this Agreement to the Capital Account of a Partner shall be deemed to refer to such Capital Account as the same may be credited or debited from time to time as set forth above. In the event of any Transfer of any interest in the Partnership in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

          (f) METHOD OF FUNDING; NO COMPENSATION OR LOANS. Capital Contributions shall be made by check or wire transfer of immediately available funds or such other method as may be acceptable to the General Partner, to the account specified in the related Payment Notice. Other than as set forth in this Section 6.4, no Partner shall be entitled to any interest or compensation by reason of its Capital Contributions or by reason of serving as a Partner. No Partner shall be required to lend any funds to the Partnership; PROVIDED that the General Partner may in its sole discretion make loans to the Partnership on arms'-length terms based on the Reference Rate or the cost of borrowing such funds by XL Capital.

          (g) Upon the termination of the Commitment Period, a Limited Partner will not be required to make any further Capital Contributions to the Partnership, except to the extent necessary to (i) cover certain expenses borne by the Partnership and (ii) make follow-on Investments in existing Investments of the Partnership in an aggregate amount of up to 25% of the Partnership's aggregate capital commitments from the Partners. In no event will a Limited Partner be required to fund at any time an amount in excess of his or her undrawn capital commitment at such time.

          6.2. SUBSEQUENT CLOSINGS. The General Partner may, in its sole discretion, admit additional Limited Partners or permit any existing Limited Partner to increase its Capital Contribution at one or more subsequent closings ("Subsequent Closings"), provided that no Subsequent Closing shall occur after the six-month anniversary of the Closing. No additional Limited Partner shall be admitted to the Partnership unless such Limited Partner has executed a subscription agreement in the form provided to it by the General Partner (and which subscription agreement has been accepted by the General Partner) and the conditions set forth in Sections 9.1, 9.2 and 9.3 are satisfied (with such conditions being interpreted as applying to the admission of an additional Limited Partner rather than an assignment or transfer of an interest in the Partnership). Each Limited Partner that is admitted or increases its Capital Contribution at a Subsequent Closing shall also make an additional contribution and/or payment, if any, determined by the General Partner in its sole discretion that represents the increase in the value of investments held by the Partnership, if any, plus an additional amount thereon at the rate calculated by the General Partner from the date of the initial closing. Limited Partners who are admitted to the Partnership after the Closing or who increase their commitments will be treated generally as if such subscriptions had been accepted at the date of the first closing.

          6.3. FURTHER CAPITAL CONTRIBUTIONS. No Limited Partner shall be required to purchase additional Units or make any Capital Contribution to the Partnership in excess of such Limited Partner's Unpaid Capital Commitment. After all Capital Contributions have been made and all contributions, including required General Partner contributions, have been invested by the Partnership, if the General Partner determines it to be in the best interests of the Partnership, the Partnership may, subject to subsection 4.2(b), offer existing or new Limited Partners the opportunity to make additional contributions to the Partnership's capital on a PRO RATA basis, as determined by the General Partner.

          6.4. DEFAULTING LIMITED PARTNER. (a) If any Limited Partner fails to make, when due, any portion of the Capital Contribution required to be contributed by such Limited Partner pursuant to this Agreement or such Limited Partner's Subscription Agreement or to make any other payment required to be made by such Limited Partner hereunder or thereunder when required to be made, then the General Partner may provide written notice of such failure to such Limited Partner. If such Limited Partner fails to make such Capital Contribution or other payment within ten (10) Business Days after receipt of such notice, then, (i) such Limited Partner shall be deemed a "Defaulting Limited Partner" and (ii) the following Sections 6.4(b) through (e) shall apply; PROVIDED that the General Partner in its sole discretion may choose not to designate a Limited Partner as a Defaulting Limited Partner and may agree to waive or permit the cure of any default by a Defaulting Limited Partner, subject to such conditions as the General Partner and the Defaulting Limited Partner may agree on.

          (b) A Defaulting Limited Partner shall forfeit to the General Partner, as recompense for damages suffered, as follows: (i) with respect to such Limited Partner's Pro Rata Share and related distributions, the General Partner shall assess a 25% reduction, (ii) with respect to such Limited Partner's interest in the vested portion of the Additional Share, the General Partner shall assess a 25% reduction and (iii) the General Partner shall cause such Defaulting Limited Partner to be excluded from any vote of the Limited Partners. Any proceeds forfeited by the Defaulting Limited Partner pursuant to the preceding sentence shall be distributed to the General Partner.

          (c) The General Partner may, in its sole discretion cancel such Defaulting Limited Partner's right to make further Capital Contributions and allocate such right to the General Partner or one of its Affiliates, and the Defaulting Limited Partner shall not be permitted to make any further Capital Contributions to the Partnership in the event of such cancellation.

          (d) No right, power or remedy conferred upon the General Partner in this Section 6.4 shall be exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy whether conferred in this Section 6.4 or now or hereafter available at law or in equity or by statute or otherwise. No course of dealing between the General Partner and any Defaulting Limited Partner and no delay in exercising any right, power or remedy conferred in this Section 6.4 or now or hereafter existing at law or in equity or by statute or otherwise shall operate as a waiver or otherwise prejudice any such right, power or remedy.

          (e) The powers conferred upon the General Partner in this Article VI shall not limit any actions available at law or in equity or by statute that the General Partner may undertake against a Defaulting Limited Partner. Each Limited Partner acknowledges by its execution of a Subscription Agreement that it has been admitted to the Partnership in reliance upon the terms of this Agreement, that the General Partner may have no adequate remedy at law for a breach hereof and that damages resulting from a breach hereof may be impossible to ascertain at the time hereof or of such breach.

          6.5. INTEREST. No Limited Partner shall receive interest on amounts credited to such Limited Partner's Capital Account.

          6.6. ACCOUNTING PERIODS AND TAXABLE YEARS. An accounting period and taxable year shall mean the calendar year, or, in the case of the first and last accounting period and taxable year of the Partnership, the fraction thereof commencing on the Closing or ending on the date on which the winding-up of the Partnership is completed, as the case may be. The taxable year of the Partnership shall be determined under Section 706 of the Code. The General Partner shall have the authority to change the ending date of the fiscal Year if the General Partner shall determine that such change is necessary or appropriate; PROVIDED that the General Partner shall promptly give notice of any such change to the Limited Partners.

                                    ARTICLE 7

                                   ALLOCATIONS

          7.1. ALLOCATION OF PROFITS AND LOSSES; OTHER ALLOCATIONS. (a) Except as otherwise provided in this Agreement, Profits, Losses and, to the extent necessary, individual items of income, gain, loss or deduction, of the Partnership shall be allocated among the Partners in a manner such that the Capital Account of each Partner, immediately after making such allocation, is, as nearly as possible, equal (proportionately) to (i) the distributions that would be made to such Partner pursuant to Section 8.2(a) if the Partnership were dissolved, its affairs wound up and its assets sold for cash equal to their Carrying Value, all Partnership liabilities were satisfied (limited with respect to each nonrecourse liability to the Carrying Value of the assets securing such liability), and the net assets of the Partnership were distributed in accordance with Sections 8.2(a) to the Partners immediately after making such allocation, MINUS (ii) such Partner's share of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain, computed immediately prior to the hypothetical sale of assets.

          (b) As provided further in Section 9.4(a), allocations of Profits and Losses which would otherwise be made to a Limited Partner pursuant to the foregoing may instead be made to the General Partner with respect to the Unvested Interest of such Limited Partner whose employment with a member of the XL Group has terminated other than due to such Limited Partner's death or Disability.

          7.2. SPECIAL ALLOCATION PROVISIONS. Notwithstanding anything to the contrary in this Agreement, the following special allocations shall be made:

          (a) MINIMUM GAIN CHARGEBACK. Notwithstanding any other provision in this Article 7, if there is a net decrease in Partnership Minimum Gain or Partner Nonrecourse Debt Minimum Gain (determined in accordance with the principles of Treasury Regulations Sections 1.704-2(d) and 1.704-2(i)) during any Partnership taxable year, the Partners shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to their respective shares of such net decrease during such year, determined pursuant to Treasury Regulations Sections 1.704-2(g) and 1.704-2(i)(5). The items to be so allocated shall be determined in accordance with Treasury Regulations Section 1.704-2(f). This Section 7.2(a) is intended to comply with the minimum gain chargeback requirements in such Treasury Regulations Sections and shall be interpreted consistently therewith; including that no chargeback shall be required to the extent of the exceptions provided in Treasury Regulations Sections 1.704-2(f) and 1.704-2(i)(4).

          (b) QUALIFIED INCOME OFFSET. In the event any Partner unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate the deficit balance in his or her Capital Account created by such adjustments, allocations or distributions as promptly as possible.

          (c) GROSS INCOME ALLOCATION. In the event any Limited Partner has a deficit Capital Account at the end of any Fiscal Year which is in excess of the amount such Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Limited Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, PROVIDED that an allocation pursuant to this Section 7.2(c) shall be made only if and to the extent that a Limited Partner would have a deficit Capital Account in excess of such amount after all other allocations provided for in this
Article 7 have been tentatively made as if Section 7.2(a) and this Section 7.2(c) were not in this Agreement.

          (d) NONRECOURSE DEDUCTIONS. Nonrecourse Deductions shall be allocated 10% to the General Partner and 90% among the Limited Partners in accordance with their respective Capital Account balances.

          (e) PARTNER NONRECOURSE DEDUCTIONS. Partner Nonrecourse Deductions for any taxable period shall be allocated to the Partner who bears the economic risk of loss with respect to the liability to which such Partner Nonrecourse Deductions are attributable in accordance with U.S. Treasury Regulations Section 1.704-2(j).

          7.3. TAX ALLOCATIONS. For applicable income tax purposes only, each item of income, gain, loss and deduction of the Partnership shall be allocated among the Partners in the same manner as the corresponding items of Profits and Losses and specially allocated items are allocated for Capital Account purposes; provided that in the case of any Partnership asset, the Carrying Value of which differs from its adjusted tax basis for United States federal income tax purposes, income, gain, loss and deduction with respect to such asset shall be allocated solely for income tax purposes in accordance with the principles of Sections 704(b) and (c) of the Code (in any manner determined by the General Partner) so as to take account of the difference between Carrying Value and adjusted basis of such asset.

          7.4. ALLOCATION AMONG LIMITED PARTNERS; TRANSFERS. (a) Profits and Losses allocated to Limited Partners shall be apportioned among each Limited Partner based upon a fraction, the numerator of which is the Capital Contributions by such Limited Partner (or his or her predecessor in interest) and the denominator of which is the aggregate Capital Contributions of all Limited Partners, taking into account any change in such ratio during the period.

          (b) In the event of a permitted Transfer of a Unit or the termination or reduction of a Partner's interest in the Partnership during a taxable year of the Partnership, allocations of income, gain, loss, deductions and credits of the Partnership shall be based on an interim closing of the Partnership's books.

          7.5. TAX ELECTIONS. The General Partner is hereby authorized and empowered to make on behalf and in the name of the Partnership any election, and to prepare or have prepared, to execute or have executed and to file, on behalf and in the name of the Partnership, any returns, applications and other instruments and documents, under the Code and the Treasury Regulations thereunder, as in effect from time to time, which the General Partner determines in its sole discretion are desirable or advisable in connection with determining such allocations.

          7.6. OTHER ALLOCATION PROVISIONS. The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such regulations. Sections 7.1 to 7.6 may be amended at any time by the General Partner if necessary, in the opinion of the General Partner, to comply with such regulations.

          7.7. TAX ADVANCES. To the extent the General Partner reasonably determines that the Partnership is required by law to withhold or to make tax payments on behalf of or with respect to any Partner ("Tax Advances"), the General Partner may withhold such amounts and make such tax payments as so required. All Tax Advances (together with interest thereon at the Reference Rate if such Tax Advance took the form of a tax payment rather than withholding) made on behalf of a Partner shall, at the option of the General Partner, (i) be paid promptly to the Partnership by the Partner on whose behalf such Tax Advances were made or (ii) be repaid by reducing the amount of the current or next succeeding distribution or distributions which would otherwise have been made to such Partner or, if such distributions are not sufficient for that purpose, by so reducing the proceeds of liquidation otherwise payable to such Partner. Whenever the General Partner selects option
(ii) pursuant to the preceding sentence for repayment of a Tax Advance by a Partner, for all other purposes of this Agreement such Partner shall be treated as having received all distributions (whether before or upon liquidation) unreduced by the amount of such Tax Advance. Each Partner hereby agrees to indemnify and hold harmless the Partnership and the other Partners from and against any liability (including, without limitation, any liability for taxes, penalties, additions to tax, interest or failure to withhold taxes) with respect to income attributable to or distributions or other payments to such Partner.

                                   ARTICLE 8

                            DISTRIBUTIONS; WITHDRAWAL

          8.1. GENERAL PARTNER DISCRETION. Distributions may be made in cash or in kind in the General Partner's sole discretion. The General Partner may in its sole discretion offer Limited Partners the right to elect whether to receive cash or in kind distributions in connection with any distribution and, following any such election, may (but shall not be required to) make a distribution to some Limited Partners in cash and to others in kind. The General Partner shall have no obligation to make cash or non-cash distributions to the Limited Partners prior to termination of the Partnership, and may invest the earnings on and proceeds of any of the Partnership's investments in temporary investments in its sole discretion. The General Partner in its sole discretion shall determine the aggregate amount of and payment dates for any cash and non-cash distributions to Partners after establishing such reasonable reserves as the General Partner deems appropriate in its sole discretion for working capital, contingencies or other items and for the satisfaction of liabilities (including, without limitation, contingent liabilities and the Fixed Return) as they come due or may come due.

          8.2. DISTRIBUTIONS. (a) Distributions from the Partnership generally shall be made in the following order and priority:

          (i) first, 100% to the General Partner until the amount received by the General Partner is equal to the General Partner's Fixed Return;

          (ii) second, 100% to the General Partner until the General Partner has received an amount from that distribution (not including the amount received in (i) above) equal to the Capital Contributions made by the General Partner;

          (iii) third, 100% to the Limited Partners until the Limited Partners have received an amount equal to the Limited Partners' Capital Contributions; and

          (iv) thereafter, 90% to the Limited Partners and 10% to the General Partner.

Provided that for the avoidance of doubt nothing in this Agreement shall be construed as giving a Limited Partner a direct interest in the assets of the Partnership or any particular asset of the Partnership.

          (b) Distributions to Limited Partners shall be apportioned among each Limited Partner based upon a fraction, the numerator of which is the Capital Contributions by such Limited Partner (or his or her predecessor in interest) and the denominator of which is the aggregate Capital Contributions of all Limited Partners.

          (c) Notwithstanding Section 8.2(a), amounts otherwise distributable to the Partners shall be paid instead to the Partners (other than any Defaulting Limited Partners, regardless of their tax status) such that in a fiscal year each Partner has received an amount equal to 40% of the allocations of taxable income made (or to be made) to such Partner pursuant to Section 7.3; PROVIDED that the General Partner may, at its sole discretion, vary the amounts distributed pursuant to this Section 8.2(c); PROVIDED, FURTHER, that the timing of any distribution, pursuant to this Section 8.2(c) shall be determined by the General Partner in its sole discretion. The amount distributable to any Partner pursuant to any clause of Section 8.2 shall be reduced by the amount distributed to such Partner pursuant to this Section 8.2(c) and the amount so distributed under this Section 8.2(c) shall be deemed to have been distributed to the extent of such reduction pursuant to such clause of Section 8.2 for purposes of making the calculations required by Sections 8.2.

          (d) As provided further in Section 9.4(a), distributions which would otherwise be made to a Limited Partner pursuant to the foregoing may instead be made to the General Partner with respect to the Unvested Interest of such Limited Partner whose employment with a member of the XL Group has terminated other than due to such Limited Partner's death or Disability.

          8.3. NON-CASH DISTRIBUTIONS. Whenever possible non-cash distributions, including distributions under Sections 10.3(a) and (b), shall be made PRO RATA among the Partners in accordance with the terms of Section 8.2. The value of any non-cash assets that are distributed shall be determined by the General Partner in accordance with Section 11.4 hereof.

          8.4. WITHHOLDING. The Partnership shall withhold from any amounts otherwise distributable to any Partner the amounts required by law to be withheld for income tax or other purposes; any amounts so withheld shall be treated as having been distributed to such Partner for all purposes of this Agreement.

          8.5. WITHDRAWAL. No Partner shall have the right to withdraw such Partner's Capital Contribution or any part thereof from the Partnership or to receive a return of such Partner's Capital Contribution or any part thereof except upon termination and dissolution of the Partnership, except as may be permitted by the General Partner in its sole discretion.

          8.6. REQUIRED WITHDRAWAL. (a) A Limited Partner may be required to withdraw from the Partnership if the General Partner determines, in its sole discretion, that such withdrawal is necessary or advisable because (i) by virtue of that Limited Partner's interest in the Partnership, the Partnership is reasonably likely to be subject to any reporting requirement under the

Securities Exchange Act of 1934, as amended, (ii) the Limited Partner is no longer employed by a member of the XL Group or, in the case of Immediate Family Members, is no longer an Immediate Family Member of an employee of the XL Group or (iii) by virtue of that Limited Partner's interest in the Partnership, the Partnership is likely to experience a significant delay, extraordinary expense or other material adverse effect on the Partnership or any of its Affiliates or any of its investments or prospective investments.

          (b) Withdrawals pursuant to this Section 8.6 shall be effected by the Partnership's purchase of the Limited Partner's interest in the Partnership at a price equal to the fair market value of such interests as determined from time to time by the General Partner in its sole discretion.

                                   ARTICLE 9

                     TRANSFERABILITY OF INTERESTS; VESTING;

                            TERMINATION OF EMPLOYMENT

          9.1. RESTRICTIONS AND CONDITIONS ON TRANSFERS OF UNITS. (a) No direct or indirect sale, exchange, transfer, assignment, pledge, creation of a security interest in, or encumbrance on, or other disposition by a Limited Partner of all or any portion of such Limited Partner's Units or any economic interest therein (including without limitation by means of any participation or swap transaction (each, a "Transfer")) shall be made except, with the prior written consent of the General Partner (which consent may be withheld in the sole discretion of the General Partner), and then only to Immediate Family Members of the transferor Limited Partner, trusts or to other investment vehicles established for the benefit of the Limited Partner or his or her Immediately Family Members or to the General Partner. The General Partner may not transfer any of its interest in the Partnership.

          (b) Any Transfer otherwise permitted under this Article 9 may only be made if:

          (i) such transfer would not violate the Securities Act or any state securities or "Blue Sky" or other securities laws applicable to the Partnership or the interest to be transferred;

          (ii) such transfer, when added to the total of all other transfers of interests within the preceding twelve months, would not result in the Partnership being considered to have terminated within the meaning of Section 708 of the Code;

          (iii) such transfer would not cause the Partnership to become subject to the Investment Company Act; and

          (iv) such transfer would not cause the Partnership to be treated as a "publicly traded partnership" within the meaning of
                    Section 7704 of the Code and the Treasury Regulations promulgated thereunder.

          (c) The General Partner, each Limited Partner, the Partnership and their respective officers, directors, agents and control persons shall be indemnified by a Limited Partner (the "Transferring Limited Partner") to the fullest extent permitted by law for any and all losses, claims, damages and expenses arising out of or reasonably incurred in connection with any claim, action or demand against the General Partner, the Partnership or any such indemnified person relating to the Partnership, its properties, business or affairs (including, without limitation, attorneys' fees and expenses and any amounts paid in settlement or compromise of any such claim, action or demand) against expenses for which the Partnership, the General Partner or such other person has not otherwise been reimbursed (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by them in connection with such action, suit or proceeding and arising out of, relating to, or in connection with, any Transfer of all or any portion of such Transferring Limited Partner's Units, or in connection with the admission of a substituted Limited Partner to the Partnership; PROVIDED, HOWEVER, that the foregoing indemnification shall not apply if a court of competent jurisdiction makes a final decision that such claim, action or demand resulted primarily from such indemnified person's willful misconduct, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the Partnership or such person's office.

          (d) Subject to Section 6.1 and Section 9.4, no Unit may be subdivided into fractional Units.

          9.2. ASSIGNEES. (a) The Partnership shall not recognize for any purpose any purported Transfer of all or any portion of the Units of a Limited Partner unless the provisions of Section 9.1 shall have been complied with and there shall have been filed with the Partnership a Transfer Application, in form satisfactory to the General Partner, executed and acknowledged by both the seller, transferor or assignor and the purchaser, transferee or assignee and such Transfer Application contains the acceptance by the purchaser, transferee or assignee of all of the terms and provisions of this Agreement, represents that such Transfer was made in accordance with all applicable laws and regulations and contains the purchaser's, transferee's or assignee's power of attorney identical to that provided in Section 12.1 and, in addition, appoints the General Partner his or her attorney-in-fact to execute this Agreement on behalf of such purchaser, transferee or assignee. Any Transfer shall be recognized by the Partnership as effective as of the date on which such Transfer Application is filed with the Partnership.

          (b) Any Limited Partner who shall assign all of his or her Units shall not cease to be a Limited Partner unless and until a substituted Limited Partner is admitted in his or her stead.

          (c) A person who is the assignee of all or any portion of the Units of a Limited Partner, but does not become a substituted Limited Partner and desires to make a further assignment of such Units, shall be subject to all the provisions of this Article 9 to the same extent and in the same manner as any Limited Partner desiring to effect a Transfer of his or her Units.

          9.3. SUBSTITUTED LIMITED PARTNERS. (a) No Limited Partner shall have the right to substitute a purchaser, assignee, transferee, donee, heir, legatee, distributee or other recipient of all or any portion of such Limited Partner's Units as a Limited Partner in his or her place. Any such purchaser, assignee, transferee, donee, heir, legatee, distributee or other recipient of Units shall be admitted to the Partnership as a substituted Limited Partner only with the consent of the General Partner, which consent shall be granted or withheld in the sole and absolute discretion of the General Partner and may be arbitrarily withheld, and executed by all necessary parties and recorded, as and to the extent required by law, in the proper records of each jurisdiction in which such recordation is necessary to qualify the Partnership to conduct business or to preserve the limited liability of the Limited Partners. The Limited Partners hereby consent to the admission of a substituted Limited Partner whose admission has been consented to by the General Partner. Any such consent by the General Partner and the Limited Partners may be evidenced by the execution by the General Partner of an amendment to this Agreement on its behalf and on behalf of all Limited Partners evidencing the admission of such person as a Limited Partner and the making of any filing required by law.

          (b) To the extent required by law, the General Partner shall file an amended certificate of limited partnership with the appropriate authorities of each jurisdiction in which the Partnership transacts business for the purpose of adding as substituted Limited Partners all assignees of Units previously approved by the General Partner for admission as substituted Limited Partners and deleting any person who is no longer a Limited Partner or reflecting accurately Capital Contributions of the Limited Partners or to receive any interest thereon.

          (c) No person shall become a substituted Limited Partner until such person shall have delivered a Transfer Application as provided in Section 9.2(a) and become a party to this Agreement. For the purpose of allocating profits, losses and distributable cash, a person shall be treated as having become, and as appearing in the records of the Partnership as, a Limited Partner on such date as the Transfer to such person was recognized by the Partnership pursuant to Section 9.2(a).

          9.4. TERMINATION OF EMPLOYMENT, DEATH OR DISABILITY OF LIMITED PARTNER. (a) GENERALLY. If a Limited Partner's employment with a member of the XL Group is terminated for any reason (other than termination of employment for Cause or due to such Limited Partner's death or Disability), then the General Partner shall have the right, exercisable in its sole discretion by written notice sent by certified mail (or its equivalent) or via overnight courier to such Limited Partner (or his or her Representative) within 30 days following such termination of employment, to allocate and distribute Profits and Losses that are realized after the date of termination in respect of the unvested portion of such Limited Partner's interest in the Partnership (the "Unvested Interest"), including allocations pursuant to Article 8 and distributions pursuant to Article 9, to the General Partner. Vested Interest shall be determined according to the schedule set forth below (the "Vesting Schedule"). The General Partner shall conclusively determine in its sole and absolute discretion the closing date for purposes of the Vesting Schedule.

                                                                                        PERCENTAGE OF VESTED
               ON OR AFTER                              BUT PRIOR TO                INTEREST IN ADDITIONAL SHARE
--------------------------------------------------------------------------------------------------------------------
               Immediately                      First Anniversary of Closing                   0.00%

      First Anniversary of Closing              Second Anniversary of Closing                  25.00%

      Second Anniversary of Closing             Third Anniversary of Closing                   50.00%

      Third Anniversary of Closing              Fourth Anniversary of Closing                  75.00%

      Fourth Anniversary of Closing                          N/A                              100.00%


          The Limited Partner whose employment has been terminated shall continue to receive an allocation and distribution of profits and losses on his or her Units equal to the aggregate of (i) such Limited Partner's Pro Rata Share and (ii) the vested portion of such Limited Partner's Additional Share of such profits and losses as of the termination date. In such event of termination, the Limited Partner shall not be required to return to the Partnership any cash or assets that were distributed prior to the date of termination.

          (b) TERMINATION FOR CAUSE. Upon a Limited Partner's termination of employment by the XL Group for Cause, the General Partner shall have the right, exercisable in its sole discretion, to purchase such Limited Partner's Units including (i) such Limited Partner's Pro Rata Share and (ii) the vested portion of such Limited Partner's Additional Share of Units at the lower of their cost price or fair market value as determined by the General Partner in its sole discretion.

          (c) TERMINATION DUE TO DEATH OR DISABILITY. Upon a Termination due to death or Disability, a Limited Partner's interest in the Additional Share shall immediately vest in full. Such departed Limited Partner shall therefore be entitled to share fully in distributions and allocations of Partnership profits and losses equal to the aggregate of (i) such Limited Partner's Pro Rata Share and (ii) the full amount of such Limited Partner's Additional Share.

          (d) If a Limited Partner's employment with any member of the XL Group is terminated for any reason (including death), the Partnership shall have the right to require that Limited Partner to withdraw from the Partnership in accordance with Section 8.6(a). Upon such withdrawal, the Partnership shall purchase the Limited Partner's Units in accordance with Section 8.6(b).

          (e) RELATED DEFINITIONS

          (i) A Limited Partner's "Pro Rata Share" of profits is such Limited Partners share of profits based upon the percentage that his or her capital commitments represent of the total capital commitments to the Partnership;

          (ii) A Limited Partner's "Additional Share" of profits is such Limited Partner's share in excess of the Pro Rata Share and includes such Limited Partner's pro rata share of the profits on the General Partner's Commitment.

          (iii) A "Limited Partner" for purposes of reference to employment shall be the individual employee of the XL Group to whom a Limited Partner Interest was originally offered, notwithstanding any subscription by, or transfer to, a Immediate Family Member or other Person in accordance with this Agreement at the request of such individual employee of the XL Group.

          9.5. DISPOSITION OF GENERAL PARTNER'S INTEREST. The General Partner shall not dispose of its interest in the Partnership as a general partner. No disposition of the General Partner's interest shall be effective, and the General Partner shall not cease to be a general partner of the Partnership.


                                   ARTICLE 10

                     TERM AND DISSOLUTION OF THE PARTNERSHIP

          10.1. EVENTS CAUSING DISSOLUTION. The Partnership shall be dissolved upon the expiration of its term as set forth in Section 2.6 hereof, or sooner upon the happening of any of the following events (each an "Event of Dissolution"):

          (a) the resignation, withdrawal, dissolution, bankruptcy commencement of liquidation proceedings or insolvency of the General Partner or the occurrence of any other event that causes the General Partner to cease to be a general partner of the Partnership under the Act; PROVIDED that the Partnership shall not be dissolved or required to be wound up upon the happening of such event if at the time of such event there is at least one remaining general partner of the Partnership and such remaining general partner carries on the business of the Partnership or within 90 days after such event, all remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of such event, of one or more additional general partners; or

          (b) the conversion of the Partnership to corporate form pursuant to
Section 2.6 hereof. Upon dissolution, the General Partner shall file a notice of dissolution with the Registrar of Exempted Limited Partnership in accordance with the Act. The Partnership shall not be dissolved until the assets of the Partnership have been distributed as provided in Section 11.2, and the notice of dissolution has been filed by the General Partner as aforesaid.

          10.2. WINDING UP. Upon the occurrence of an Event of Dissolution, the Partnership shall be wound up and liquidated The General Partner or, if there is no general partner or following an Event of Dissolution, a liquidator appointed by XL Capital, shall proceed with the Dissolution Sale and the Final Distribution. In the Dissolution Sale, the General Partner or such liquidator shall use its best efforts to reduce to cash and cash equivalent items such assets of the Partnership as the General Partner or such liquidator shall deem it advisable to sell, subject to obtaining fair value for such assets and any tax or other legal considerations (including legal restrictions on the ability of a Limited Partner to hold any assets to be distributed in kind).

          10.3. FINAL DISTRIBUTION. After the Dissolution Sale, the proceeds thereof and the other assets of the Partnership shall be distributed in one or more installments in the following order of priority:

          (a) to satisfy all creditors of the Partnership, including the payment of the expenses of the winding-up, liquidation and dissolution of the Partnership and in accordance with the terms agreed among them and otherwise on a pro rata basis, Partners who are creditors (other than with respect to distributions owing to them or to former Partners hereunder) either by the payment thereof or the making of reasonable provision therefor, which shall include establishing reserves, in amounts determined by the General Partner or such liquidator, which the General Partner or such liquidator may deem necessary to meet any other obligations or liabilities (whether contingent, unforeseen or otherwise) of the Partnership other than to the Partners or former partners in respect of distributions owing to them hereunder, which reserves may be paid over by the General Partner or such liquidator to any attorney at law or other acceptable party, as escrow agent, to be held for disbursement in payment of any such liabilities or obligations. At the expiration of such period as shall be deemed advisable by the General Partner or such liquidator, any balance shall be distributed in accordance with this Section 10.3; and

          (b) The remaining proceeds, if any, plus any remaining assets of the Partnership, shall be applied and distributed to the Partners as soon as practicable, in accordance with the positive balances of the Partners' Capital Accounts, as determined after taking into account all adjustments to Capital Accounts for the Partnership taxable year during which the liquidation occurs; PROVIDED that liquidating distributions shall be made in the same manner as distributions under Section 8.2 (other than Section 8.2(c)) if such distributions would result in the Partners receiving a different amount than would have been received pursuant to a liquidating distribution based on Capital Account balances. The General Partner or such liquidator shall use its reasonable best efforts to sell the assets of the Partnership and distribute the proceeds therefrom in cash to the Partners. Notwithstanding the foregoing, if assets other than cash are to be distributed, such distribution shall be subject to the provisions of Section 8.2. To the extent deemed desirable by the General Partner or such liquidator, distributions may be made into a liquidating trust or other appropriate entity, and reserves may be established for contingencies; PROVIDED, HOWEVER that the time during which distributions may be withheld by such trust or other entity may not extend beyond the term of the Partnership pursuant to Section 2.6 without the consent of a majority in interest of the Limited Partners, unless such distribution would be illegal. For purposes of the application of this Section 10.3 and determining Capital Accounts on liquidation, all unrealized gains, losses and accrued income and deductions of the Partnership shall be treated as realized and recognized immediately before the date of distribution. If a Limited Partner shall, upon the advice of counsel, determine that there is a reasonable likelihood that any distribution in kind of an asset would cause such Limited Partner to be in violation of any law, regulation or order, such Limited Partner and the General Partner or the liquidator shall each use its best efforts to make alternative arrangements for the sale or transfer into an escrow account of any such distribution on mutually agreeable terms.

                                   ARTICLE 11

                         BOOKS AND RECORDS; ACCOUNTING;
                      APPRAISAL; TAX MATTERS AND ELECTIONS

          11.1. BOOKS AND RECORDS. The General Partner shall keep or cause to be kept complete and appropriate records and books of account of the Partnership and the Register. The books and records of the Partnership, including information relating to the sale by the General Partner or any of its Affiliates of securities, property, goods or services to the Partnership, shall be maintained by the General Partner at the office of the Partnership or of the General Partner and shall be available for examination there by any Limited Partner or his or her duly authorized Representatives at any and all reasonable times for any purpose reasonably related to the Limited Partner's interest as a limited partner of the Partnership, subject to certain reasonable limitations, to address concerns with respect to, among other things, the confidentiality of certain information. Such information shall be used only for a purpose reasonably related to the Limited Partner's interest as a limited partner of the Partnership. The Register shall reflect the name and address of each of the Partners, the amount and date of the Capital Contribution or Contributions of each Partner and the amount and date of any payment to any of the Limited Partners representing a return of any part of their Capital Contributions in the event of any such distribution. The Register shall be open to inspection by the public during normal business hours in the Cayman Islands. The Partnership may maintain such other books and records and may provide such financial or other statements as the General Partner in its sole discretion deems advisable.

          11.2. ACCOUNTING BASIS; FISCAL YEAR. The books and records and the financial statements and reports of the Partnership shall be kept on such basis as the General Partner shall determine. The fiscal year of the Partnership shall be the calendar year.

          11.3. BANK ACCOUNTS. The General Partner shall maintain the Partnership bank accounts and brokerage accounts, and withdrawals shall be made only in the regular course of the Partnership business on such signature or signatures as the General Partner may determine. Temporary investments are deemed activities in the ordinary course of Partnership business.

          11.4. APPRAISAL. If at any time the value of one or more non-cash assets of the Partnership is required to be determined under this Agreement, the General Partner shall value such assets, taking into account all relevant factors, including without limitation restrictions on transfer, other legal or contractual restrictions and the costs and expenses of disposition of such assets. In the sole discretion of the General Partner, the valuation of any non-cash assets may be made by independent third parties appointed by the General Partner and deemed qualified by the General Partner to render an opinion as to the value of Partnership assets, using such methods and considering such information relating to such assets as such persons may deem appropriate. The valuation of Partnership assets reflected in an appraisal made in good faith by the General Partner or any adviser or consultant retained for such purpose shall be conclusive and binding on the Limited Partners.

          11.5. REPORTS. Within 180 days after the end of each fiscal year, or as soon as practicable thereafter, the General Partner shall send to each person who was a Limited Partner at any time during the fiscal year then ended (i) such tax information as shall be necessary for the preparation by such Limited Partner of his or her United States federal and state income tax returns; (ii) a report of the investment activities of the Partnership during such year; and
(iii) financial statements of the Partnership audited by its accountants.

          11.6. TAX MATTERS AND ELECTIONS. (a) Each Limited Partner hereby appoints and designates the General Partner as tax matters partner of the Partnership, as such term is defined under the Code, and hereby agrees that any action taken by the General Partner in connection with audits of the Partnership under the Code shall be binding upon the Limited Partners. Each Limited Partner further agrees that he or she shall not treat any Partnership item on his or her individual income tax return in a manner inconsistent with the treatment of the item on the Partnership's tax return and that he or she shall not act independently with respect to tax audits or tax litigation affecting the Partnership, unless, in either case, previously authorized to do so in writing by the General Partner, which authorization may be withheld in the sole discretion of the General Partner.

          (b) As such tax matters partner, the General Partner may cause the Partnership to make all elections required or permitted to be made by the Partnership under the Code (including an election under Section 754 thereof permitting the adjustment in basis of Partnership assets upon the occurrence of certain events, such as a sale of Units or the death of a Limited Partner) and not otherwise expressly provided for in this Agreement. Notwithstanding the foregoing, the Partnership will elect to be treated as a partnership for United States federal income tax purposes, and no election to the contrary shall be made.

                                   ARTICLE 12

                            MISCELLANEOUS PROVISIONS

          12.1. POWER OF ATTORNEY. Each Limited Partner hereby irrevocably constitutes and appoints the General Partner, with full power of substitution to its Affiliates or successors permitted hereunder, the true and lawful attorney-in-fact and agent of such Limited Partner, to execute, acknowledge, verify, swear to, deliver, record and file, in its or its assignee's name, place and stead, all in accordance with the terms of this Agreement, all instruments, documents and certificates which may from time to time be required by the laws of the Cayman Islands, any other jurisdiction in which the Partnership conducts or plans to conduct its affairs in the future, or any political subdivision or agency thereof to effectuate, implement and continue the valid existence and affairs of the Partnership, including, without limitation, the power and authority to verify, swear to, acknowledge, deliver, record and file:

          (i) all certificates and other instruments, including any amendments to this Agreement, which the General Partner deems appropriate to form, qualify or continue the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the Cayman Islands and all other jurisdictions in which the Partnership conducts or plans to conduct its affairs,

          (ii) any amendments to this Agreement or any other agreement or instrument which the General Partner deems appropriate to
                    (A) effect the addition, substitution or removal of any Limited Partner or General Partner pursuant to this Agreement or (B) effect any other amendment or modification to this Agreement, but only if such amendment or modification is duly adopted in accordance with the terms hereof,

          (iii) all conveyances and other instruments which the General Partner deems appropriate to reflect the dissolution and termination of the Partnership pursuant to the terms hereof,

          (iv) all instruments relating to transfers of interests of Limited Partners or to the admission of any substitute Limited Partner undertaken as permitted hereunder,

          (v) all certificates of assumed name and such other certificates and instruments as may be necessary under the fictitious or assumed name statutes from time to time in effect in the Cayman Islands and all other jurisdictions in which the Partnership conducts or plans to conduct its affairs, and

          (vi) any other instruments determined by the General Partner to be necessary or appropriate in connection with the proper conduct of the business of the Partnership and which do not adversely affect the interests of any of the Limited Partners.

Such attorney-in-fact and agent shall not, however, have the right, power or authority to amend or modify this Agreement when acting in such capacities, except to the extent authorized herein. This power of attorney shall terminate upon the bankruptcy, dissolution, disability or incompetence of the General Partner. The power of attorney granted herein shall be deemed to be coupled with an interest, shall be irrevocable, shall survive and not be affected by the dissolution, bankruptcy or legal disability of any Limited Partner and shall extend to its successors and assigns; and may be exercisable by such attorney-in-fact and agent for all Limited Partners (or any of them) by listing all (or any) of such Limited Partners required to execute any such instrument, and executing such instrument acting as attorney-in-fact. Any Person dealing with the Partnership may conclusively presume and rely upon the fact that any instrument referred to above, and that is executed by such attorney-in-fact and agent, is authorized, regular and binding, without further inquiry. If required, each Limited Partner shall execute and deliver to the General Partner within five days after the receipt of a request therefor, such further designations, powers of attorney or other instruments as the General Partner shall reasonably deem necessary for the purposes hereof.

          12.2. AMENDMENTS OF THIS AGREEMENT. (a) Except for any amendment to this Agreement made pursuant to Section 12.2(c), an amendment to this Agreement may be proposed by the General Partner by submitting to all Limited Partners the text of such amendment and a statement of the purpose of such amendment. Subject to paragraph (c) below, the proposed amendment shall be deemed adopted 15 days after the General Partner submits such notice, unless Limited Partners holding two-thirds of outstanding Units have, by the end of such notice period, delivered their written disapproval thereof to the General Partner.

          (b) Notwithstanding any other provision of this Section to the contrary, no amendment may:

          (i) expand the obligations of any Partner under this Agreement or convert the Units of any Limited Partner into the interest of a General Partner or adversely affect the limited liability of any Limited Partner, in each case without the approval of such Partner;

          (ii) amend Section 6.3 or this Section 12.2 without the approval of all Partners; or

          (iii) modify the method provided in Article 7 or 8 of determining and allocating or distributing, as the case may be, Profits and Losses and distributable cash;

without the approval of the General Partner and Limited Partners holding a majority of the outstanding Units that are adversely affected by such modification.

          (c) In addition to any amendments otherwise authorized hereby, this Agreement may be amended from time to time by the General Partner without the consent of any of the Limited Partners to add to the representations, duties or obligations of the General Partner or surrender any right or power granted to the General Partner herein; to cure any ambiguity or correct or supplement any provisions hereof which may be inconsistent with any other provision hereof, or correct any printing, stenographic or clerical errors or omissions; to admit one or more additional Limited Partners or one or more substituted Limited Partners, or withdraw one or more Limited Partners, in accordance with the terms of this Agreement; PROVIDED that no amendment shall be adopted pursuant to this subsection (c) unless (x) in the case of any amendment referred to in clause (i) or (ii) of this subsection, such amendment would not adversely alter the interest of a Limited Partner in connection with the allocation of any income, gains or losses or distributions or the timing thereof without the consent of such Partner, and (y) such amendment would not, in the opinion of counsel for the Partnership (which opinion the Limited Partners are legally entitled to rely on), alter, or result in the alteration of, the limited liability of the Limited Partners or the status of the Partnership as a partnership for federal income tax purposes. The General Partner shall send each Limited Partner a copy of any amendment adopted pursuant to this paragraph (c).

          (d) Upon the adoption of any amendment to this Agreement, such amendment (or an amended restated Agreement) shall be executed by the General Partner for itself and on behalf of the Limited Partners pursuant to the power of attorney granted in Section 12.1, and, if such amendment affects the certificate of limited partnership of the Partnership under the Act, or any other filing made in any other state, the General Partner, pursuant to the power of attorney granted in Section 12.1, shall execute and file proper amendments and filings in the Cayman

Islands and in each jurisdiction in which such action is necessary for the Partnership to conduct business or to preserve the limited liability of the Limited Partners.

          12.3. ARBITRATION. Any dispute, controversy or claim arising out of or in connection with or relating to this Agreement or any breach or alleged breach hereof shall (to the extent not prohibited by governing law) be determined and settled by arbitration in Bermuda pursuant to the rules then in effect of the American Arbitration Association. Any award rendered shall be final and conclusive upon the parties and a judgment thereon may be entered in the courts of Bermuda.

          12.4. NOTICES. Except as otherwise specifically provided herein, All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered, sent by electronic mail, or mailed, registered mail, first-class postage paid, if to any Limited Partner, at such Limited Partner's address or such Limited Partner's electronic mail address as set forth in such Limited Partner's Subscription Agreements, if to the Partnership, to the General Partner, c/o Robert Lusardi, XL House, One Bermudiana Road, Hamilton HM 11, Bermuda, or to the General Partner by facsimile at (441) 292-8618, Attention: Robert Lusardi, or to such other person, electronic mail address or address as any Limited Partner shall have last designated by notice to the General Partner, and in the case of a change in address by the General Partner, by notice to the Limited Partners. Any notice shall be deemed to have been duly given if personally delivered, sent by electronic mail or sent by the mails and shall be deemed received, unless earlier received, (A) if sent by certified or registered mail, return receipt requested, when actually received, (B) if sent by overnight mail or courier, when actually received, (C) if sent by facsimile transmission, on the date sent provided confirmatory notice is sent by first-class mail, postage prepaid, (D) if delivered by electronic mail, when sent and (E) if delivered by hand, on the date of receipt.

          12.5. BINDING PROVISIONS. The covenants and agreements contained herein shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the respective parties hereto.

          12.6. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Cayman Islands, without regard to principles of conflict of laws. In particular, the Partnership is formed pursuant to the Act, and the rights and liabilities of the Partners shall be as provided therein, except as herein otherwise expressly provided.

          12.7. JURISDICTION; VENUE. (a) Any action or proceeding against the parties relating in any way to this Agreement may be brought and enforced in the courts of Bermuda, and the parties irrevocably submit to the non-exclusive jurisdiction of the foregoing courts in respect of any such action or proceeding. The parties irrevocably waive, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of venue of any such action or proceeding in the courts of Bermuda and any claim that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

          (b) IN ADDITION, EACH OF THE PARTIES HERETO (IN ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS EQUITY

HOLDERS) WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATED TO OR ARISING OUT OF THIS AGREEMENT

          12.8. COUNTERPARTS. This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that not all the parties have signed the same counterpart. The General Partner may execute any document by facsimile signature of a duly authorized officer.

          12.9. SEPARABILITY OF PROVISIONS. If for any reason any provision or provisions hereof that are not material to the purposes or business of the Partnership or the Limited Partners' Units are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement that are valid.

          12.10. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties. This Agreement supersedes any prior agreement or understanding among the parties and may not be modified or amended in any manner other than as set forth herein.

          12.11. PARAGRAPH TITLES. Article, section and paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

          12.12. WAIVER OF RIGHT OF PARTITION AND ACCOUNTING. Each Partner hereby waives its right of partition and accounting.

          12.13. EFFECTIVENESS. This Agreement shall become effective as of the day and year first above written upon execution hereof by the General Partner and the Initial Limited Partner and, as to each additional Limited Partner, when the prescribed subscription hereto by such party has been accepted by the General Partner.

                             (Signatures to follow)

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a deed on the date first above written.

                          GENERAL PARTNER:

                          XL CAPITAL PARTNERS CORPORATION

                          By: _________________________________________________
                              Title:
                              Name:


                          INITIAL LIMITED PARTNER:

                          _____________________________________________________

                          ________________, solely to reflect his withdrawal

                          ADDITIONAL LIMITED PARTNERS:

                          All Limited Partners now and hereafter admitted as limited partners of the Partnership pursuant to powers of attorney now and hereafter executed in favor of and delivered to the General Partner.

                          By:      GENERAL PARTNER, as Attorney-in-Fact:

                                   XL CAPITAL PARTNERS CORPORATION

                                   By: ________________________________________
                                       Title:
                                       Name: